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Sheet1

ML Multi-State Municipal Series Trust
Series Number: 18
File Number: 811-4375
CIK Number: 774013
Merrill Lynch Connecticut Municipal Bond Fund
For the Period Ending: 07/31/2000

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended July 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

09/17/99	$800	Connecticut HEFA Series	5.00%	07/01/2024

ML Multi-State Municipal Series Trust
Series Number: 18
File Number: 811-4375
CIK Number: 774013
Merrill Lynch Connecticut Municipal Bond Fund
For the Period Ending: 07/31/2000

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended July 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

09/17/99	$800	Connecticut HEFA Series	5.00%	07/01/2024

Last Updated on 09/28/2000
By Karen Lang